SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

PLANDAÍ BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 000-51206	20-1389815 (I.R.S. Employer Identification Number)

1451 North 200 East Suite #130C Logan UT 98102
(Address of Principal Executive Offices and Zip Code)

(801) 209-1227
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 8, 2015, Jessica Snyder-Gutierrez was appointed the Company’s Executive Vice President and Secretary for a term of three years. There was no arrangement or understanding between Ms. Snyder-Gutierrez and any other person pursuant to which she was selected as an officer. There exists no family relationship between any director, executive officer, and Ms. Snyder-Gutierrez.

From 2011 to 2015, Ms. Snyder Gutierrez served as a Quality Analyst and Compliance Officer for J.P. Morgan Chase. In this capacity Ms. Snyder-Gutierrez monitored operations performance by conducting quality reviews through compliance and audits, including reviews on operational procedures and customer service reviews; identifying strengths and deficiencies, ensuring accuracy of regulatory compliance, loan documentation, and accurate data input; facilitated employee review sessions and coordinated and participated in process improvement projects, either directly or in support to department managers; was responsible for knowing and following state and government regulations and guidelines; worked with underwriting teams and the U.S. Department of Justice team to insure files meet all criteria for accuracy and integrity through compliance reviews to determine fate of files; and, maintained current knowledge of Anti Money Laundering, state banking guidelines and Dodd-Frank rules and regulations.

Since the beginning of the Company’s last fiscal year, Ms. Snyder-Gutierrez was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

The Company and Ms. Snyder-Gutierrez entered into a written contract in which Ms. Snyder-Gutierrez agreed to render services as Executive Vice President and Secretary to the Company. Ms. Snyder-Gutierrez’s duties include, but are not limited to: providing such services and fiduciary duties as are necessary and desirable to protect and advance the best interests of the Company. The Company agreed to compensate Ms. Snyder-Gutierrez with an monthly base salary of $6,000.00 in year one, and $7,500 in years two and three conditioned upon the Company reaching profitability, and paid in accordance with the regular payroll practices of the Company for executives. In addition to Ms. Snyder-Gutierrez’s salary, the Company agreed to issue Ms. Snyder-Gutierrez for her first year of employment two hundred and forty thousand (240,000) shares of the Company’s restricted common stock. The Company also agreed to issue Ms. Snyder-Gutierrez for each of years two and three of this Agreement three hundred and sixty thousand (360,000) shares of the Company’s restricted common stock. All common stock issued to Ms. Snyder-Gutierrez pursuant shall be restricted pursuant to Rule 144 with a gating provision limiting Ms. Snyder-Gutierrez’s sale thereof to no more than 5,000 shares per day for every 250,000 shares of daily trading volume.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 10, 2015

PLANDAI BIOTECHNOLOGY, INC.

By: /s/ Roger Duffield

Roger Duffield

Chief Executive Officer

(Principal Executive Officer & Principal Accounting Officer)

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